Exhibit 10.3

CONSENT AND LIMITED WAIVER

This Consent and Limited Waiver (this “Consent”) is made as of June 17, 2026, by the undersigned director and/or officer (“Undersigned”) of Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (the “Company”).

WHEREAS, the Undersigned is entitled to exculpation from liability, indemnification, and reimbursement of expenses pursuant to the Maryland General Corporation Law (the “MGCL”), the Company’s Articles of Amendment and Restatement, as amended (the “Charter”), including Article V, and Article IX thereof, the Company’s Amended and Restated Bylaws (the “Bylaws”), and a Director and/or Officer Indemnification Agreement between the Company and the Undersigned (the “Indemnification Agreement”);

WHEREAS, the Company is in the process of electing to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), by filing a notification of election on Form N-54A with the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, Section 17(h) of the Investment Company Act prohibits any provision in the charter, bylaws, or other governing documents of a registered investment company (including a BDC) that protects or purports to protect any director or officer against liability to the company or its stockholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office; and

WHEREAS, in order to ensure full compliance with the Investment Company Act in connection with the Company’s BDC election, the Undersigned desires to provide this Consent on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Undersigned hereby irrevocably agrees as follows:

1. Effective Time. This Consent shall become effective immediately prior to the effectiveness of the Company’s election to be regulated as a BDC under the Investment Company Act (such time, the “Effective Time”). For the avoidance of doubt, this Consent shall have no force or effect if the Company does not consummate its BDC election.

2. Limited Waiver. Effective as of the Effective Time, notwithstanding any provision of the Maryland General Corporation Law, the Charter (including, without limitation, Article IX and Article V thereof), the Bylaws, or the Indemnification Agreement to the contrary, the Undersigned hereby irrevocably waives any right to exculpation from liability, indemnification, or reimbursement of expenses under the Charter, the Bylaws, or the Indemnification Agreement solely to the extent that such exculpation, indemnification, or reimbursement is expressly prohibited by Section 17(h) of the Investment Company Act (15 U.S.C. § 80a-17(h)), or any rules or regulations promulgated thereunder by the SEC.

3. Preservation of Rights. Except as expressly limited by Section 2 of this Consent, all rights of the Undersigned to exculpation, indemnification, advancement of expenses, and reimbursement under the Charter, the Bylaws, the Indemnification Agreement, applicable Maryland law, directors’ and officers’ liability insurance, and any other agreement or arrangement shall remain in full force and effect and are not modified, diminished, or otherwise affected by this Consent.

4. Irrevocability. This Consent is irrevocable and shall be binding upon the Undersigned and his or her heirs, executors, administrators, and legal representatives; provided, however, that it shall terminate automatically if the Company elects not to proceed with the BDC election contemplated hereby or if the Effective Time shall not have occurred prior to June 30, 2026.

5. Governing Law. This Consent shall be governed by, and construed in accordance with, the laws of the State of Maryland.

[Signature Page Follows]

IN WITNESS WHEREOF, the Undersigned has executed this Consent as of the date first written above.

By:
Name:

Acknowledged and Agreed:

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

By:
Name:
Title:

[Signature Page – Director Consent and Limited Waiver]